JPMORGAN BOND FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
06/11/02	Energy East Corp.

Shares            Price         Amount
2,765,000	  $99.835	$2,760,438

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      JPMorgan Funds
$0.65        N/A	0.69%	           0.69%

Broker
UBS Warburg LLC

Underwriters of Energy East Corp.

Underwriters     	             Principal Amount
J.P. Morgan Securities, Inc.          $106,667,000
Morgan Stanley Dean Witter & Co.       106,667,000
UBS Warburg LLC                        106,666,000
Bank of New York Capital Markets        20,000,000
Fleet Securities                        20,000,000
Goldman Sachs & Co.                     20,000,000
Salomon Smith Barney, Inc.              20,000,000
Total                                 $400,000,000


JPMORGAN BOND FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
06/13/02	Fleming Companies, Inc.

Shares            Price         Amount
1,380,000	  $100.00	$1,380,000

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      JPMorgan Funds
$2.50       N/A		0.69%	           2.23%

Broker
Deutsche Morgan Grenfell

Underwriters of Fleming Companies, Inc.

Underwriters     	                 Principal Amount
Deutsche Bank Securities, Inc.             $78,000,000
Lehman Brothers, Inc                        40,000,000
Wachovia Securities, Inc.                   30,000,000
J.P. Morgan Securities, Inc.                30,000,000
Morgan Stanley Dean Witter & Co.            15,000,000
Fortis Securities, Inc.                      5,000,000
Comercia Bank, Inc.                          2,000,000
Total                                     $200,000,000


JPMORGAN BOND FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
06/26/02	Lyondell Chemical Co.

Shares            Price         Amount
1,625,000 	  $99.248	$1,612,780

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue       JPMorgan Funds
$2.25       N/A	        0.58%	           0.69%

Broker
Salomon Smith Barney, Inc.

Underwriters of Lyondell Chemical Co.

Underwriters     	                 Principal Amount
Banc of America Securities, LLC            $79,230,000
J.P. Morgan Securities, Inc.                79,230,000
Salomon Smith Barney, Inc.                  79,230,000
Credit Suisse First Boston Corp.            26,410,000
Scotia Capital, Inc.                        13,900,000
Total                                     $278,000,000


JPMORGAN BOND FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
08/14/02	SBC Communications, Inc.

Shares            Price         Amount
920,000     	  $98.476	$905,979

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      JPMorgan Funds
$0.45       N/A	        0.09%		    0.23%

Broker
Salomon Smith Barney, Inc.

Underwriters of SBC Communications, Inc.

Underwriters     	            Principal Amount

Deutsche Bank Securities, Inc.       $  266,668,000
J.P. Morgan Securities, Inc.            266,668,000
Salomon Smith Barney, Inc.              266,668,000
ABN AMRO Securities, Inc.                44,444,000
Banc of America Securities LLC           44,444,000
Banc One Capital Markets, Inc.           44,444,000
Wachovia Securities, Inc.                44,444,000
Blaylock & Partners LP                   11,110,000
Guzman & Co.                             11,110,000
Total                                $1,000,000,000


JPMORGAN BOND FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
08/20/02	Goldman Sachs Group, Inc.


Shares            Price         Amount
3,610,000	  $99.886	$3,605,885

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      JPMorgan Funds
$0.45       N/A		0.24%	           0.44%

Broker
Goldman Sachs & Co.

Underwriters of Goldman Sachs Group, Inc.

Underwriters    	             Principal Amount
Goldman, Sachs & Co.                  $1,200,000,000
Banc of America Securities LLC            15,000,000
Banc One Capital Markets, Inc.            15,000,000
Banca Akros SPA 		          15,000,000
Banca IMI SPA                             15,000,000
Bank Brussel Lambert NV                   15,000,000
Blaylock & Partners LP                    15,000,000
BMO Nesbitt Burns Corp.                   15,000,000
BNP Paribas Securities Corp.              15,000,000
Commerzbank Capital Markets Corp.         15,000,000
Daiwa Securities SMBC Europe LTD          15,000,000
HSBC Securities (USA), Inc.               15,000,000
J.P. Morgan Securities, Inc.              15,000,000
KBC Bank NV                               15,000,000
Scotia Capital (USA), Inc.                15,000,000
The Royal Bank of Scotland PLC            15,000,000
Tokyo-Mitsubishi International PLC        15,000,000
U.S. Bancorp Piper Jaffray, Inc.          15,000,000
Utendahl Capital Partners LP              15,000,000
Wachovia Securities, Inc.                 15,000,000
The Williams Capital Group LP             15,000,000
Total                                 $1,500,000,000


JPMORGAN BOND FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
08/21/02	Verizon Global Funding Corp.


Shares            Price         Amount
1,770,000	  $99.51	$1,761,327

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      JPMorgan Funds
$0.45       N/A		 0.18%	           0.32%

Broker
Bear, Stearns & Co., Inc.

Underwriters of Verizon Global Funding Corp.

Underwriters      	                      Principal Amount
Bear, Stearns & Co., Inc.                      $  270,000,000
J.P. Morgan Securities, Inc.                      270,000,000
Morgan Stanley & Co., Inc.                        270,000,000
Lehman Brothers, Inc.                             120,000,000
Blaylock & Partners LP                             35,000,000
The Williams Capital Group LP                      35,000,000
Total                                          $1,000,000,000


JPMORGAN BOND FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
08/22/02	Kinder Morgan, Inc.


Shares            Price         Amount
1,955,000	  $100.678	$1,968,255

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      JPMorgan Funds
N/A         N/A		  0.26%	           0.51%

Broker
Salomon Smith Barney, Inc.

Underwriters of Kinder Morgan, Inc.

Underwriters*         	             Principal Amount*
                                      $750,000,000

*Principal amount of underwriters were
 not available at time of filing.